CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Statements of Additional Information constituting part of this Post-Effective Amendment No. 15 to the registration statement (No. 2-86271) on Form N-1A (the "Registration Statement") of our reports dated November 7, 1997 relating to the financial statements and financial highlights of State Street Research Capital Fund, State Street Research Emerging Growth Fund and State Street Research Aurora Fund (each a series of State Street Research Capital Trust), which appear in such Statements of Additional Information and to the incorporation by reference of our reports into the Prospectuses which constitute part of this Registration Statement. We also consent to the reference to us under the heading "Independent Accountants" in such Statements of Additional Information and to the reference to us under the heading "Financial Highlights" in such Prospectuses.

/s/ Coopers & Lybrand L.L.P.
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    Coopers & Lybrand L.L.P.
    Boston, Massachusetts
    December 2, 1997